CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
X.com Funds:

We consent to the use of our reports dated February 11, 2000 for X.com Funds (comprising respectively, X.com Premier S&P 500 Fund, X.com U.S.A Bond and X.com Money Market Fund) incorporated by reference herein.

We also consent to the reference to our Firm under the heading "Independent Auditors" in the Statement of Additional Information.


                                        /s/ KPMG LLP

San Francisco, California
April 26, 2000